                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM 8-A

                                  __________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  __________

Hawaiian Electric                   Hawaii                         99-0040500
  Company, Inc.                   (State of                     (I.R.S. Employer
 (Exact name of                  incorporation                  Identification
  registrant as                  or organization)                      No.)
  specified in
   its charter

                  900 Richards Street, Honolulu, Hawaii 96813
         (Address of principal executive offices, including zip code)

HECO Capital                      Delaware                        55-6834193
  Trust I                      (State of                       (I.R.S. Employer
(Exact name of                 incorporation                    Identification
registrant as                  or organization)                       No.)
 specified in
its certificate
   of trust)


           c/o The Bank of New York, 101 Barclay Street, 21st Floor,
                             New York, N.Y. 10286
              Attention:  Corporate Trust Trustee Administration
         (Address of principal executive offices, including zip code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities under the Securities Act of 1933 pursuant to General instruction A(c)(2), please check the following box. [_]
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Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                             Name of Each Exchange on Which
  to be so Registered                             Each Class is to be Registered
  -------------------                             ------------------------------
8.05% Cumulative Quarterly                        New York Stock Exchange, Inc.
Income Preferred Securities
(QUIPS(SM)) of HECO Capital
        Trust I
 (and the Guarantee with
     respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:  None

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby consist of the 8.05% Cumulative Quarterly Income Preferred Securities (the "QUIPS/SM/" or "Trust Preferred Securities"), representing preferred undivided beneficial ownership interests in the assets of HECO Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee by Hawaiian Electric Company, Inc., a Hawaii corporation, in favor of the holders of the Trust Preferred Securities (the "Trust Guarantee").

     For a description of the Trust Preferred Securities and the Trust Guarantee, reference is made to the information set forth under the headings "Description of QUIPS" and "Description of Trust Guarantee" in the Registration Statement on Form S-3 (Registration Nos. 333-20757, 333-20757-01, 333-20757-02
and 333-20757-03) filed with the Securities and Exchange Commission (the "Commission") on January 30, 1997 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 and Amendment No. 2 thereto filed with the Commission on March 13, 1997 and March 20, 1997, respectively (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), which description is incorporated herein by reference. Definitive copies of the prospectus describing the terms of the Trust Preferred Securities and the Trust Guarantee will be filed pursuant to Rule 424(b) under the Act and shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS

2.1 Certificate of Trust dated as of December 31, 1996 of HECO Capital Trust I (incorporated herein by reference to Exhibit 4(a) to the Registration Statement).

2.2 Form of Amended and Restated Trust Agreement of HECO Capital Trust I (incorporated by reference to Exhibit 4(c) to the Registration Statement).

2.3 Form of Trust Guarantee Agreement between Hawaiian Electric Company, Inc., as guarantor, and The Bank of New York, as trust guarantee trustee (incorporated by reference to Exhibit 4(g) to the Registration Statement).

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2.4    Form of HECO Junior Indenture with The Bank of New York, as trustee, in connection with the issuance of HECO Junior Subordinated Debentures ("QUIDS") to the Trust (incorporated by reference to Exhibit 4(d) to the Registration Statement).

2.5 Form of Subsidiary Junior Indenture with The Bank of New York, as trustee, to be used in connection with the issuance of the MECO QUIDS, the HELCO QUIDS and the Subsidiary Guarantees (incorporated by reference to Exhibit 4(h) to the Registration Statement).

2.6    Form of Trust Preferred Security (included in Exhibit 2.2 above).

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                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.


                                      HECO CAPITAL TRUST I

Date:  March 25, 1997                 By Hawaiian Electric Company, Inc.
                                        as depositor


                                      By: /s/ Paul A. Oyer
                                         ---------------------------
                                       Name:  Paul A. Oyer
                                       Title: Financial Vice
                                          President and
                                          Treasurer


                                      By: /s/ Marvin A. Hawthorne
                                         ---------------------------
                                         Name:  Marvin A. Hawthorne
                                         Title: Assistant Treasurer



                                      HAWAIIAN ELECTRIC COMPANY, INC.
                                        as Trust Guarantor and
                                        Subsidiary Guarantor

                                      By: /s/ Paul A. Oyer
                                         ---------------------------
                                         Name:  Paul A. Oyer
                                         Title: Financial Vice
                                                President and Treasurer



                                      By: /s/ Marvin A. Hawthorne
                                         ---------------------------
                                         Name:  Marvin A. Hawthorne
                                         Title: Assistant Treasurer

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